UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 1 to Current Report on Form 8-K is being filed solely to attach the correct version of the Purchase Agreement filed as Exhibit 10.1 to the Form 8-K filed on February 9, 2011 and incorporated by reference under Item 1.01 therein.

Item 1.01	Entry into a Material Definitive Agreement.
     On February 3, 2011, Basic Energy Services, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and certain other initial purchasers party thereto (the “Initial Purchasers”), which provides for the sale by the Company of $275,000,000 aggregate principal amount of its 7 3/4% Senior Notes due 2019 (the “Original Notes”) to the Initial Purchasers (the “Offering”). The Original Notes will be jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis initially by all of the Company’s current subsidiaries, other than three immaterial subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Original Notes and the Guarantees will be issued pursuant to an indenture, to be dated February 15, 2011, by and between the Issuers and Wells Fargo Bank, N.A., as trustee.
     The Initial Purchasers intend to resell the Original Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Original Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The purchase price for the Original Notes and Guarantees is 100.000% of their principal amount. The net proceeds from the Offering will be approximately $269.5 million, after discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund its pending tender offer and consent solicitation for its existing 11.625% Senior Secured Notes due 2014 (the “Senior Secured Notes”) and to redeem any of the Senior Secured Notes not purchased in the tender offer, and the remainder for general corporate purposes.
     A copy of the Purchase Agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
     On February 3, 2011, Basic Energy Services, Inc. issued a press release announcing that it had priced the Offering disclosed in Item 1.01 hereof. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 9.01	Financial Statements and Exhibits.

10.1	Purchase Agreement dated February 3, 2011, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

99.1	Press release dated February 3, 2011 (incorporated by reference to the Company’s Form 8-K filed on February 9, 2011)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 9, 2011	By:	/s/	Alan Krenek

	Name:		Alan Krenek
	Title:		Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated February 3, 2011, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

99.1	Press release dated February 3, 2011 (incorporated by reference to the Company’s Form 8-K filed on February 9, 2011)

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